Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-79996, Post-Effective Amendment No. 1 to Form S-8 No. 33-79996, and Form S-8 No. 333-118158) pertaining to the Axsys Technologies, Inc. 401(k) Retirement Plan of our report dated June 14, 2005, with respect to the financial statements of Axsys Technologies, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Hartford, Connecticut
June 13, 2006